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As filed with the Securities and Exchange Commission on October 3, 2003.

Registration No. 333-107098

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 3
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDEC PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	33-0112644
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3030 Callan Road
San Diego, California 92121
(858) 431-8500
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

John M. Dunn, Esq.
Senior Vice President and General Counsel
IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, California 92121
(858) 431-8500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David R. Snyder, Esq. Pillsbury Winthrop LLP 101 West Broadway, Suite 1800 San Diego, California 92101-4700 Phone: (619) 234-5000 Fax: (619) 236-1995	Louis A. Goodman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 Phone: (617) 573-4800 Fax: (617) 573-4822

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of Bridges Merger Corporation, a wholly owned subsidiary of the Registrant, with and into Biogen, Inc. as described in the Agreement and Plan of Merger, dated as of June 20, 2003, included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and are in compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Article XI of IDEC's certificate of incorporation provides for the indemnification of directors or officers, in accordance with the bylaws, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article VII of the bylaws of IDEC provides that IDEC shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of IDEC or any subsidiary or constituent corporation or served any other enterprise at the request of IDEC, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. The General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain conditions.

        The directors and officers of IDEC are insured under a policy of directors' and officers' liability insurance.

Item 21. Exhibits and Financial Statement Schedules

        (a)   The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 20, 2003 by and among IDEC, Bridges Merger Corporation and Biogen[1]
3.1	Form of amendment to the Amended and Restated Certificate of Incorporation of the Registrant[3]
3.2	Form of amendment to the Bylaws of the Registrant[3]
5.1	Opinion of Pillsbury Winthrop LLP regarding the legality of the securities being registered[3]
8.1	Opinion of Pillsbury Winthrop LLP regarding material federal income tax consequences relating to the merger[2]
8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding material federal income tax consequences relating to the merger[2]
10.1	Employment Agreement dated as of June 20, 2003 between IDEC and William H. Rastetter, Ph.D.[3]
10.2	Employment Agreement dated as of June 20, 2003 between IDEC and James C. Mullen[3]
23.1	Consent of KPMG LLP (for IDEC)[3]
23.2	Consent of PricewaterhouseCoopers LLP (for Biogen)[3]
23.3	Consent of Pillsbury Winthrop LLP (included in the opinions filed as Exhibit 5.1 and Exhibit 8.1 to this Registration Statement)
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith and also included in the opinion filed as Exhibit 8.2 to this Registration Statement)

23.5	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
23.6	Consent of Goldman, Sachs & Co.
24	Power of Attorney[3]
99.1	Form of IDEC Proxy Card[3]
99.2	Form of Biogen Proxy Card

1
Filed as Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on June 23, 2003 and incorporated herein by reference.

2
To be filed by amendment.

3
Previously filed.

Item 22. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4)   To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized in the city of San Diego, State of California, on the Third day of October 2003.

IDEC Pharmaceuticals Corporation
By:	/s/ WILLIAM H. RASTETTER, PH.D.* William H. Rastetter, Ph.D. Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM H. RASTETTER, PH.D.* William H. Rastetter, Ph.D.	Chairman and Chief Executive Officer (Principal Executive Officer)	October 3, 2003
/s/ EDWARD M. RODRIGUEZ* Edward M. Rodriguez	Vice President—Finance and Controller (Principal Financial Officer and Principal Accounting Officer)	October 3, 2003
/s/ HERBERT BOYER, PH.D.* Herbert Boyer, Ph.D.	Director	October 3, 2003
/s/ ALAN B. GLASBERG, M.D.* Alan B. Glasberg, M.D.	Director	October 3, 2003
/s/ KAZUHIRO HASHIMOTO* Kazuhiro Hashimoto	Director	October 3, 2003
/s/ FRANKLIN P. JOHNSON, JR.* Franklin P. Johnson, Jr.	Director	October 3, 2003
/s/ ROBERT W. PANGIA* Robert W. Pangia	Director	October 3, 2003
/s/ BRUCE R. ROSS* Bruce R. Ross	Director	October 3, 2003

/s/ LYNN SCHENK* Lynn Schenk	Director	October 3, 2003
/s/ WILLIAM D. YOUNG* William D. Young	Director	October 3, 2003
*By:	/s/ JOHN M. DUNN John M. Dunn Attorney-in-fact

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings.
SIGNATURES